                     SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of
               the Securities Exchange Act of 1934.

Filed by the Registrant [ x ]
Filed by Party other than the Registrant [   ]

[   ]     Preliminary Proxy Statement
[   ]     Confidential, for Use of the Commission Only [as
          permitted by Rule 14a-6(e)(2)]
[ x ]     Definitive Proxy Statement
[   ]     Definitive Additional Materials
[   ]     Soliciting Material Pursuant to Section 240.14a-11(c)
          or Section 240.14a-12

                                                   IGG INTERNATIONAL, INC.
     (Exact name of Registrant as specified in its charter.)

                 Commission File number 0-26476

Payment of Filing Fee (Check the appropriate box):

[ x ]     No fee required.
[   ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
          and 0-1:
     1. Title of each class of securities to which transaction applies:
     2.   Aggregate number of securities to which transaction applies:
     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act
          Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     4.   Proposed maximum aggregate value of transaction:
     5.   Total fee paid:

[   ]     Fee paid previously with preliminary materials.
[   ]     Check box if any part of the fee is offset as provided
          by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1.   Amount Previously Paid;
     2.   Form, Schedule or Registration Statement No.
     3.   Filing Party:
     4.   Date Filed:

                     IGG INTERNATIONAL, INC.

                One Kendall Square, Building 300
                      Cambridge, MA 02139
                         (617) 621-3133

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  To Be Held on June 24, 1997

     Notice is hereby given that the Annual Meeting of Stockholders of IGG International, Inc. (the "Company") will be held at Royal Sonesta Hotel in Cambridge, Massachusetts, on
Tuesday, June 24, 1997 at 1 p.m. Eastern daylight time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of directors of the Company by holders of Common Stock.

     2.  Ratification of Auditors.  Ratification of the
Appointment of Arthur Andersen LLP as auditors for the Company for the fiscal year ending December 31, 1997.

     3. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 30, 1997 are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended
December 31, 1996 is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.

          By Order of the Board of Directors

          David Platt, Chairman and Chief Executive Officer

Cambridge, Massachusetts
May 30, 1997

     IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                     IGG INTERNATIONAL, INC.
                One Kendall Square, Building 300
                      Cambridge, MA 02139
                         (617) 621-3133

                        PROXY STATEMENT
                              FOR
                 ANNUAL MEETING OF STOCKHOLDERS

                         June 24, 1997

     This Proxy Statement is being furnished to the holders of Common Stock, $.01 par value per share (the "Common Stock"), of IGG International, Inc. (the "Company"), a Nevada corporation, in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Stockholders to be held at 1 p.m., Eastern daylight time, on June 24, 1997, at the Royal Sonesta Hotel in Cambridge, Massachusetts, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to stockholders on or about May 30, 1997.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained herein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Clerk of the Company written notice thereof (One Kendall Square, Building 300, Cambridge, MA 02139), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only stockholders of record at the close of business on April 30, 1997 ("Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 10,775,441 shares of the Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on all matters properly presented at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Voting Record Date, by each person who is known by the Company to own beneficially 5% or more of the Company's outstanding securities. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares reported.

                    Number of Shares
Name of             of Common Stock          Percentage
Beneficial          Beneficially Owned at    Beneficially
Owner               Voting Record Date [1]   Owned [1]

David Platt [2]     2,964,950                27.5%
Bradley Carver [2]  2,583,086                24.0%

[1] The Information presented with respect to stock ownership and related percentage information is based on Common Stock as a percentage of the aggregate number of shares of Common Stock outstanding. The number of shares of Common Stock outstanding does not include shares issuable upon exercise of certain outstanding stock options or reserved for issuance pursuant to the Company's Stock Option Plan or shares issuable upon exercise of options which will become exercisable upon attainment by the Company of certain pre-determined milestones.

[2]  The business address of Dr. Platt and Mr. Carver is c/o IGG
     International, Inc., One Kendall Square, Building 300,
     Cambridge, MA 02139.

=================================================================

                           PROPOSAL I
                      ELECTION OF DIRECTORS

     The Company's Bylaws provide that a plurality of the votes cast at the Annual Meeting of stockholders shall elect a Board of Directors. Directors are elected for one-year terms and serve until the next annual meeting of stockholders and until their successors are elected or until their death, resignation or removal. Currently, the Board of Directors has two members, to be elected at the Annual Meeting. The nominees for director are Bradley Carver and David Platt.

     Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees named above. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for election as a director including the number and percent of shares of the Company's voting securities beneficially owned by such persons as of the Voting Record Date. No nominee for director is related to any other nominee for director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of the Company's voting securities beneficially owned by each executive officer of the Corporation and by all directors and executive officers of the Company as a group.

                              Number of Shares
                              of Common Stock
                              Beneficially        Percentage
               Director of    Owned at Voting     Beneficially
Nominees       Company Since  Record Date         Owned [1]

David Platt    1995           2,964,950           27.5%

Bradley Carver 1995           2,583,086           24.0%

All directors,                5,548,036           51.5%
executive officers
and nominees for
directors as a group
[2 persons]

                    BIOGRAPHICAL INFORMATION

David Platt, Ph.D.

     Dr. Platt has been the Chief Executive Officer, Secretary and Chairman of the Board of Directors since March 1995 and has been the Chief Executive Officer, Secretary and the Chairman of the Board of Directors of IGG since December 1992. Dr. Platt has been Chief Executive Officer, Secretary and Chairman of the Board of Directors of Agricultural Glycosystems, Inc., a wholly owned subsidiary of the Company since its inception on June 23, 1995. From January 1991 to November 1992, Dr. Platt was a research scientist with the Department of Internal Medicine at the University of Michigan, Ann Arbor, Michigan. From October 1989 to November 1991, Dr. Platt was a research fellow with Dr. A. Raz. at the Michigan Cancer Foundation, Detroit, Michigan. From January 1989 to August 1989, Dr. Platt was a research fellow under Dr. M. Wilcheck, Weizmann Institute of Science, Rehovot, Israel. Dr. Platt received a Doctor of Philosophy degree (1989), Masters of Science degree (1983), and Bachelor of Science degree
(1978) from the Hebrew University of Jerusalem, Israel and a Bachelor of Engineering degree (1980) from Technion, Haifa, Israel.

Bradley J. Carver

     Mr. Carver has been President, Chief Financial Officer, Treasurer and a member of the Board of Directors of the Company since March 1995 and has been the President, Chief Financial Officer, Treasurer and a member of the Board of Directors of IGG since February 1993. Mr. Carver has been President, Chief Financial Officer, Treasurer and a member of the Board of Directors of Agricultural Glycosystems, Inc., a wholly owned subsidiary of the Company since its inception on June 23, 1995. From June 1992 to October 1994, Mr. Carver has been a consultant with Cyrowski and Associates, which is engaged in the business of commercial real estate. From March 1991 to October 1994, Mr. Carver has been a consultant with Circuit Master, Inc., a Michigan corporation, which is an electronics design and engineering firm engaged in the production of audio power amplifiers. From June 1991 to September 1993, Mr. Carver was a consultant with EPI Medical Products, a Michigan corporation, which is engaged in the production and licensing of a patented device for disposal of hazardous medical waste and surgical products. From January 1991 to March 1993, Mr. Carver was a consultant with Capital Networks, Inc., a Michigan corporation, which is a consulting firm for small business. From January 1989 to March 1991, Mr. Carver was a consultant with Lincoln Technical Services, Inc., a Michigan corporation, which is engaged in the selection and management of engineers for automotive clients. From December 1988 to December 1990, Mr. Carver was the founder of Carver Nutritional Products, which was engaged in production and sale of sports nutrition products sold to professional and college sports teams. Mr. Carver received a Bachelor of Arts degree in management from Michigan State University in 1983.

Meetings and Committees of the Board of Directors

     During the fiscal year ended December 31, 1996, the Board of Directors of the Company met four times in addition to taking a number of actions by unanimous written consent. During fiscal year 1996, no incumbent director of the Company attended fewer than 85% of the aggregate of the total number of Board meetings. The Board has no committees.

     THE DIRECTORS WILL BE ELECTED UPON RECEIPT OF A PLURALITY OF
ALL VOTES CAST BY HOLDERS OF COMMON STOCK AT THE ANNUAL
STOCKHOLDERS MEETING.

===============================================================

                           PROPOSAL II

             RATIFICATION OF APPOINTMENT OF AUDITORS

     Since 1995, the Company's certifying accountants have been Williams & Webster, P.S., of Spokane, Washington. Williams & Webster's report on the Company's financial statements during the most recent fiscal year contained no adverse opinion or disclaimer of opinions, and was not qualified as to uncertainty, audit scope or accounting principles.

     During the last year, there were no disagreements between the Company and Williams & Webster on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Williams & Webster, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

     The Board of Directors has determined that it is in the best interest of the Company to retain a major national accounting firm as the Company's independent auditors. Accordingly, the Board of Directors proposes for the ratification by the stockholders at the Annual Meeting the appointment of Arthur Andersen LLP as independent auditors for the fiscal year ended December 31, 1997. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions stockholders may have.

     RATIFICATION OF THE APPOINTMENT OF AUDITORS REQUIRES THAT
THE VOTES CAST (IN PERSON OR BY PROXY) AT THE ANNUAL MEETING OR
AT ANY ADJOURNMENT THEREOF IN FAVOR OF RATIFICATION EXCEED THOSE
CAST AGAINST.

=================================================================
                      EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued during 1996 and 1995 for services rendered during such period by the chief executive officer and the president. No executive officer of the Company had aggregate compensation from the Company exceeding $100,000 in 1996.

                       Annual Compensation

Executive Officer        Position            Year      Salary

David Platt, Ph.D.       Chairman and Chief  1996      $96,000
                         Executive Officer   1995      $64,000

Bradley Carver           President and Chief 1996      $80,000
                         Financial Officer   1995      $51,000

Stock Option Plan

     In 1996, the Company adopted the IGG International, Inc. Nonqualifying Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan provided for the issuance of options covering up to 500,000 shares of Common Stock (subject to adjustments in the event of stock splits, stock dividends and similar dilutive events), which shares were registered by the Company on Form S-8. Options may be granted under the Stock Option Plan to employees, officers or directors of, and consultants and advisors to, the Company.

     The purchase price of the Common Stock made subject to an option shall be determined by the Board of Directors at the time of grant, provided that the purchase price of qualified stock options may not be less than the fair market value of the Common Stock on the date of grant. Subject to the foregoing, the terms of each option and the increments in which it is exercisable are determined by the Board of Directors, provided that no option may be exercised after ten years from the date of grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which qualified stock options become exercisable for the first time by an optionee during any calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a non-qualified stock option. In addition, if an optionee owns more than 10% of the total voting power of all classes of the Company's stock at the time the individual is granted an incentive stock option, the purchase price per share cannot be less than 110% of the fair market value on the date of grant and the term of the incentive stock option cannot exceed five years from the date of grant.

     If any option granted under the Stock Option Plan should expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares will become available for further grant under the Stock Option Plan.

     During 1996, the Company issued 62,500 "S-8" shares under the Stock Option Plan, and there were an additional 15,000 shares which were earned but not issued, which the Company considers as options. In connection with stock for services agreements, the

Company issued 400 restricted (i.e., not registered on Form S-8) shares during 1996 and considered an additional 139,706 shares as stock options outstanding awaiting the issuance of the restricted shares.

Certain Transactions with Management and Stockholders

     On January 7, 1994, IGG entered into a licensing agreement with Dr. Platt, the Company's Chief Executive Officer and a member of the Board of Directors, to pay Dr. Platt a royalty of two percent (2%) of the net sales of the Company's GBC 590 A and MMS1 products.

     On March 30, 1995, the Company entered into an agreement with Mr. James C. Czirr, a former member of the Board of Directors of the Company and Vice President, to pay Mr. Czirr a consulting fee of $8,000 per month. The Company has paid a total of $15,000.00 to Mr. Czirr and terminated the consulting agreement.

     On June 23, 1995, the shareholders removed Mr. Czirr as a member of the Board of Directors and the Board of Directors voted not to fill his vacancy. Further, on June 23, 1995, Mr. Czirr was terminated as Vice President of the Company. The Company has since retained Mr. Czirr as a consultant to the Company. On September 30, 1996, warrants granted by the Company to Mr. Czirr to subscribe for up to 200,000 shares of Common Stock at $0.01 per share were outstanding and exercisable.

     In 1996, the Company elected to extend due dates on notes payable for another year and issued 80,000 shares. A majority of the Company's noteholders elected to convert their notes and accrued interest into stock, whereby the Company issued 272,596 shares in consideration of $340,746 in notes and interest. The Company also issued 173,449 shares to the minority shareholders of its subsidiary International Gene Group, Inc., thereby increasing its control of this subsidiary from 94% to 97%. Finally, the Company made adjustments for changes in share prices and other matters which resulted in 33,774 shares being issued in 1996.

     In April 1996, the Company granted to Trinity American Corporation warrants for up to a year (or 100 days after the Securities and Exchange Commission declares the registration effective) to subscribe for 500,000 new shares of Common Stock at $5.00 per share.

     In June 1996, the Company granted 5,000 warrants per month, exercisable at $0.01 per share, for a period of 13 months to Mr. Richard Salter in consideration of consulting services. During the period to June 30, 1996, warrants were similarly granted to Mr. David Sandberg, exercisable at $0.01 per share up to an aggregate of 10,000 shares, in consideration of legal services.

Performance Graph

     The graph below compares the cumulative total return to shareholders of Common Stock of the Company from September 30, 1995 through March 31, 1997, to cumulative total return of the NASDAQ Stock Market Index and the NASDAQ Pharmaceutical Index for the same period of time. The Company does not believe any other published industry or line-of-business index adequately represents the current operations of the Company or that it can identify a peer group that merits comparison. The graph assumes $100 is invested in the Company's stock, each of the two indexes at the closing market quotations on September 30, 1995 and that dividends are reinvested. The performances shown on the graph are not necessarily indicative of future price performance.

                                   NASDAQ    NASDAQ
Measurement Period                 Stock     Pharm-
(Fiscal year covered)    IGG       Market    aceutical
9/95                       100     100       100
1995                       260     101       117
1996                       440     124       117
3/97                       540     118       111

(/TABLE>

Recapitalization and Acquisition

     The Company was formed under the laws of the State of Nevada under the name Alvarada, Inc., on April 6, 1987. Upon organization the Company issued 25,000,000 "restricted" shares of Common Stock to Officers, Directors and others in consideration of $15,000.

     In June 1988, the Company completed a public offering of 24,850,000 shares of Common Stock, at an offering price of $0.01 per share. The net proceeds of the offering to the Company were approximately $215,510.

     On March 7, 1995, the Company acquired 93.9% of the outstanding shares of International Gene Group, Inc. ("IGG"), a
Michigan corporation based in West Bloomfield, Michigan, in exchange for 5,821,086 shares of the Company's $0.01 par value
Common Stock.

     On May 28, 1995, the Company's shareholders approved a change in the name of the Company to IGG International, Inc.

=================================================================


=================================================================

                      STOCKHOLDER PROPOSALS

     Any proposal that a stockholder wishes to have presented at the next Annual Meeting of the Company to be held in June 1998 must be received at the main office of the Company for inclusion in the proxy statement no later than 120 days in advance of April
30, 1998. Any such proposal such be sent to the attention of the Clerk of the Company at One Kendall Square, Building 300,
Cambridge, MA, 02139.

================================================================

           FILINGS UNDER SECTION 16(a) OF THE 1934 ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers and directors and persons who own more than 10% of the Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the fiscal year ended
December 31, 1996, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were complied with.

================================================================
                          OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy
Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the company may solicit proxies personally or by telephone without additional compensation.



     Each stockholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

     Insofar as any of the information in the Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                    By Order of the Board of Directors


                    David Platt, Chairman
                    and Chief Executive Officer


May 30, 1997
